                                                                      Exhibit 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

Name                             Jurisdiction              % Ownership
----                             ------------              -----------
Business Bank of California      California                100%

Business Capital Trust I         Delaware Business Trust   100% of
                                                           common
                                                           securities